Exhibit 10.13

LEASE AGREEMENT

THIS LEASE AGREEMENT (hereafter “the Lease”) is entered into this day of August, 2018, by and between One More Wish II, LLC, whose mailing address is 178 May Nursery Road, Havana, Florida 32333 (hereafter “Landlord”), and Trulieve, Inc., whose mailing address is 6749 Ben Bostic Road, Quincy, Florida 32351 (hereafter “Tenant”). Landlord and Tenant are sometimes collectively referred to as the “Parties”.

1. Description of Premises: Use: On the terms and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the real property being more particularly described on the attached Exhibit “A” (hereafter the “Premises).

2. Term:

(a)

Subject to and upon the conditions set forth in this Lease or in any exhibit or addendum attached to this Lease, this Lease shall continue in full force and effect for the Term of this Lease, which shall be ten (10) years (hereafter the “Term”). The Term shall commence on a date determined pursuant to Section 5 of this Lease and shall expire on the tenth anniversary of said Commencement Date.

(b)

Provided that at the time of Tenant’s exercise of its rights hereunder, Tenant is not in default in the performance of this Lease, beyond the applicable notice and/or cure periods, Tenant shall have one (1), option to extend the Term of the Lease an additional ten (10) year term (hereinafter the “Option”). The Option shall be exercised by written notice given to Landlord not less than two (2) years prior to the end of the initial Term of this Lease. If notice is not given in the manner provided herein within the time specified herein, then the Option shall expire. The Option shall automatically terminate upon assignment or sublease of the Premises, except in connection with a Permitted Transfer, as defined herein.

3. Rent: As consideration for this Lease and the services to be provided by Landlord, beginning on the Commencement Date Tenant shall pay to Landlord at its offices as stated above (or at such other place as Landlord shall designate in writing to Tenant) the monthly rent due for the Premises (hereafter the “Rent”) per the attached “Rent Schedule” in advance during the Term of this Lease, and without demand, offset or deduction, except as otherwise provided herein, promptly on the first (1st) day of each month and not later than the fifth (5th) day of each month. Tenant shall also pay all sales tax due on the Rent. Rent shall increase by two percent (2%) annually throughout the Term of this Lease as well as any Option term.

4. Late Charges: Service Charges:

(a)

Tenant acknowledges that late payment by Tenant to Landlord of any Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord under the terms of any Mortgage. Accordingly, if any Rent is not received by Landlord by the fifth (5th) day of the month it is due, Tenant shall, in addition to payment of the Rent due, pay to Landlord a late charge equal to three percent (3%) of the overdue rental payment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs incurred by Landlord by reason of the late payment by Tenant Acceptance of any late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to the overdue amount in question, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

(b)

Any check received by Landlord from Tenant that is returned for insufficient funds shall require Tenant to pay Landlord a service charge of $50.00 per returned check. Tendering a check lacking sufficient funds will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord under the terms of any Mortgage. The parties hereby agree that such a service charge represents a fair and reasonable estimate of the costs incurred by Landlord by reason of the bad check.

5. Lease Commencement Date: The Term of this Lease shall commence on October 1, 2018 (hereinafter the “Commencement Date”). The first monthly installment of Rent shall become due and payable on October 1, 2018 (“Rent Commencement Date”).

6. Care and Repair of Leased Premises:

(a)	The Parties acknowledge that this is an “AS IS” lease and that Landlord shall have no duty to maintain the Premises.

(b)

Tenant shall make all other necessary repairs, including but not limited to the HVAC, to the Premises. All improvements made by Tenant to the Premises which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Landlord upon installation. Landlord, however, shall have no duty to repair or maintain said improvements.

(c)

Not later than the last day of the Term, Tenant shall, at Tenant’s expense: remove all of Tenant’s personal property and those improvements made by Tenant which have not become the property of Landlord, including trade fixtures, cabinetwork, movable paneling, partitions and the like; repair all damage done by or in connection with the installation or removal of the property and improvements; and surrender the Premises in as good condition as they were on the Commencement Date, reasonable wear, not due to the misuse or neglect by Tenant or Tenant’s agents, servants, visitors or licensees, excepted. All property of Tenant remaining on the Premises after the Term of this Lease, after ten (10) days written notice to Tenant, shall be conclusively deemed abandoned and may be removed by Landlord, and Tenant shall promptly reimburse Landlord for the reasonable cost of such removal. Landlord may have any such abandoned property stored at Tenant’s risk and expense.

(d)

Tenant shall commit no act of physical waste and shall take good care of the Premises and the fixtures and appurtenances on it, and shall, in the use and occupancy of the Premises, conform to and comply with all laws, orders, and regulations of the state, and local governments or any of their departments.

7. Utilities and Janitorial Services: Tenant shall pay for all utilities for the Premises during the Term of this Lease and of any renewal or extension thereof, including, but not limited to: water, gas, heat, light, power, air conditioning, telephone service and internet service.

8. Security Deposit: Waived by Landlord.

9. Effect of Destruction of or Damage to Premises:

(a)

Except as provided herein, if the Premises are damaged or destroyed in whole or in part by fire or other casualty during the Term of this Lease or any extension thereof, Landlord agrees to repair, restore, rebuild, or replace with due diligence the Premises or portion destroyed or damaged, so that the Premises shall be substantially the same as they were before the damage. If the destruction or damage amounts to more than fifty (50) percent of the insurable value of the Premises, or the damage or destruction occurs within twelve (12) months of the end of the Term of this Lease or any extension thereof, Landlord may, at its option, cancel and terminate this Lease by giving written notice to Tenant within forty-five (45) calendar days after the date the damage or destruction occurred. In such event, this Lease shall terminate on the date specified in such notice, and Landlord shall not be obligated to repair or rebuild and Rent shall be abated from the date of casualty to the termination date specified is such notice. In the event of such damage or destruction and Landlord elects to repair, restore or rebuild, Rent under this Lease will be abated for the time during which, and to the extent to which, the Premises may not be lawfully used by Tenant as permitted herein and before repair; provided, however, and notwithstanding anything to the contrary in this Lease, if the damage or damages resulted from the fault of the Tenant, or Tenant’s agents, servants, employees, invitees, visitors or licenses, Tenant shall not be entitled to any abatement or reduction of Rent.

(b)

If the Premises are to be restored by Landlord as provided in Section 9(a), Tenant shall, at Tenant’s expense, be responsible for the repair and restoration of all items which were installed at the expense of Tenant (whether the work was done by Landlord or Tenant), together with Tenant’s stock in trade, trade fixtures, furnishings, and equipment; and Tenant shall commence the installation of the same promptly upon delivery to Tenant of possession of the Premises and Tenant shall diligently prosecute such installation to completion.

10. Tenant’s Right to Place Signs: Tenant shall be permitted to install, at Tenant’s expense, exterior and interior signage to the maximum extent permitted by law, provided that said signage is in compliance with and approved by all necessary state or local agencies having jurisdiction over the Premises, and otherwise in compliance with all regulations governing the placement of property signs. Tenant shall submit its plans for signage to Landlord for approval. Landlord shall not unreasonably delay, condition or withhold its approval of Tenant’s signage.

11. Notices: All notices to be given by either party to the other, pursuant to the provisions of this Lease or of any applicable law, shall be given by certified mail, return receipt requested, or by overnight delivery service, e.g., Federal Express, addressed to the party for whom it is intended at the address stated below or at such other address as the party may designate in writing.

Tenant Notice Address:	Trulieve, Inc.
6749 Ben Bostic Road
Quincy, FL 32351

Landlord Notice Address:	One More Wish II, LLC 178 Mary Nursery Road Havana, FL 32333

With a copy to:	Daniel E. Manausa Manausa Law Firm, P.A. 1701 Hermitage Blvd, Suite 100 Tallahassee, FL 32308

12. Subordination of Lease to Encumbrances: This Lease and all of Tenant’s rights hereunder are and shall be subordinate to any mortgage, deed of trust or deed to secure debt (“Mortgage”) upon the Building, whether such Mortgage is in existence as of the Effective Date hereof or created hereafter. The subordination provided for in this section is self-operative, without the need for any further agreement to effect subordination of this Lease to any Mortgage.

13. Intentionally Deleted.

14. Liens: Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. In accordance with the applicable provisions of the Florida Construction Lien Law and specifically Section 713.10, Florida Statutes, as may be amended from time to time, no interest of Landlord whether real or personal in the Premises or in the Building or in the underlying land shall be subject to liens for repairs, improvements and/or alterations made by Tenant or caused to be made by Tenant hereunder. Further, Tenant acknowledges that Tenant, with respect to repairs, improvements and/or alterations made by Tenant or caused to be made by Tenant hereunder, shall promptly notify the contractor performing such work of this provision exculpating Landlord from liability for such liens. Notwithstanding the foregoing, if any mechanic’s lien or other lien, claim of lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Premises, the Building or this leasehold, or any alterations, fixtures or improvements therein or thereof, as a result of any work performed by or at the direction of Tenant or any of Tenant’s agents, Tenant shall within thirty (30) business days following Tenant’s receipt of notice from Landlord of the imposition of the lien, diligently pursue the cancellation or discharge of all such liens. In the event that (x) the lien causes the contractor to commence a foreclosure action against the Premises, or (y) the lien causes the Landlord’s lender to put the Landlord in default under any loan documents ((x) or (y) being referred to as an “Urgent Lien Matter”), then Tenant shall cause such lien to be released of record by payment or posting of a bond within ten (10) business days of Tenant’s receipt of notice of such Urgent Lien Matter. If Tenant fails to discharge as herein required, Tenant shall be in default under this Lease. In such event, without waiving Tenant’s default, Landlord may discharge the same of record by payment, bonding or otherwise and may do so without giving Tenant further notice. Upon Landlord’s demand, Tenant will promptly reimburse Landlord for all costs and expenses so incurred by Landlord. This right to cure shall be in addition to all other available rights and remedies available to Landlord.

15. Eminent Domain:

(a)

If the whole or any portion of the Premises, Building or parking areas shall be taken or condemned by any competent authority for any public or quasi-public use or purpose and such taking substantially thwarts the intended use of the facility by Tenant, this Lease shall cease and terminate as of the date on which title shall vest thereby in that authority.

(b)

If a portion of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose and such taking does not negatively affect the ingress and egress to the Premises, or substantially thwart the intended use of the facility by Tenant, as reasonably determined by Tenant, this Lease and the terms hereof shall not cease or terminate, but the Rent payable after the date on which Tenant shall be required to surrender possession of such portion shall be reduced in proportion to the decreased use suffered by Tenant as the parties may agree or as shall be determined by arbitration.

(c)

In the event of any taking or condemnation in whole or in part, the entire resulting award of damages shall belong to Landlord without any deduction therefrom for the value of the unexpired term of this Lease or for any other estate or interest in the Premises now or later vested in Tenant Tenant assigns to Landlord all its right, title, and interest in any and all such awards, except any award for the Tenant’s business damages. Tenant shall not be prohibited from pursuing its own action for business damages against the condemning authority. Landlord shall not be responsible to the Tenant for any damages caused by the taking.

16. Intentionally Deleted.

17. Quiet Enjoyment: Landlord represents and warrants that it owns the Premises in fee simple and that there are no ground leases on the Property. Landlord covenants that if and so long as Tenant pays the Rent, and any additional rent due under this Lease and performs all covenants and conditions of this Lease, Tenant shall peaceably and quietly have, hold, and enjoy the Premises for the Term of this Lease, subject to the provisions of this Lease.

18. Damage or Theft: Notwithstanding anything to the contrary in this Lease, except for actions of Landlord, its employees and agents, Landlord shall not be liable in any manner for any loss, injury, or damage incurred by Tenant from acts of theft, burglary, or vandalism committed on, in or about the Premises. Tenant shall be responsible for arranging any security precautions, including all costs thereof, that Tenant deems necessary for the safety of the personnel, agents, customers, independent contractors, invitees and property of Tenant located on, in or about the Premises.

19. Assignment and Sublease: Tenant shall not assign this Lease or sublet the Premises without first obtaining Landlord’s written consent; Landlord may unreasonably withhold such consent. Any sublet of the Premises by Tenant shall be subject to the terms and conditions of this Lease. Any and all assignments or sublets shall not release Tenant from any of its obligations under this Lease. Landlord may assign its rights and obligations under this Lease and sell and/or convey the Building and Premises without written permission from Tenant.

20. Landlord’s Right to Show and Advertise Premises: Subject to the restrictions set forth in Section 11 above, Tenant shall, upon receiving no less than twenty-four (24) hours’ written notice, permit Landlord or Landlord’s agent(s) to show the Premises to persons wishing to purchase or lease the Premises; provided, Landlord shall make reasonable efforts to undertake the foregoing in a manner which does not interfere with Tenant’s medical practice. Landlord and/or Landlord’s agent(s) shall have the right at any time during the last three (3) months of the Term, to place notices on the Building or any part thereof offering the Premises “For Lease” or “For Sale”.

21. Tenant’s Default or Breach:

(a)

If any installment of Rent shall remain due and unpaid for five (5) days after it is due, or if Tenant fails to perform any term, covenant or condition of this Lease on Tenant’s part to be observed or performed (other than the covenants for the payment of Rent), and Tenant fails to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within such thirty (30) day period, if Tenant does not promptly commence and thereafter diligently prosecute to completion performance of such term, covenant or condition of this Lease necessary to remedy the default, Landlord may, at its option upon ten (10) days after providing notice to Tenant (provided such breach or default still continues), elect any of the following remedies:

i.	Declare the entire balance of the Rent for the Term of this Lease immediately due and payable by the Tenant.

ii.	Terminate this Lease and collect whatever Rent is due and payable.

iii.

Terminate Tenant’s right to possession of the Premises, and by summary proceedings enter the Premises, remove all persons therein in accordance with applicable laws, and relet the Premises as the agent of the Tenant at such price and upon such terms and for such duration of time as Landlord may determine and receive the Rent therefore. In such event, Landlord shall apply the same to the payment of the Rent due herein, and if the full rental herein provided shall not be realized by Landlord over and above the actual and reasonable expenses incurred to Landlord of such reletting, Tenant shall pay any deficiency. Tenant expressly agrees that Landlord acquires rightful possession upon entry if Tenant breaches any agreement, covenant or condition of this Lease.

iv.

Terminate Tenant’s right to possession of the Premises by summary proceedings and collect any unpaid Rent or other moneys due under this Lease, plus the difference between the value of the contract with the new Tenant and the present value of this Lease.

(b)

Landlord’s election of one remedy under Section 21(a) does not preclude election of any other remedy provided in this Lease provided that Landlord will use commercially reasonable efforts to mitigate its damages as required by law. All remedies provided for in this Lease are in addition to all those available to Landlord by statute, law or in equity. LANDLORD AND TENANT KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH (A) THIS LEASE, (B) THE RELATIONSHIP OF LANDLORD AND TENANT, (C) TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR (D) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY.

22. Holding Over:

(a)

In the event of holding over by Tenant subsequent to the expiration or other termination of this Lease and without Landlord’s written consent, Landlord shall have the option to treat Tenant as a tenant from month-to-month, subject to all of the provisions of this Lease except the provision for the Term, and Tenant shall pay Landlord the maximum amount permitted by law for such holdover period. Failure of Tenant to remove fixtures, furniture, furnishings or trade fixtures which Tenant is required to remove under this Lease within five (5) following the expiration of the Term shall constitute a failure to vacate to which this Section 22 shall apply so long as the property not removed will substantially interfere with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant.

(b)

If a month-to-month tenancy results from a holdover by Tenant under this Section 22, the tenancy shall be terminable at the end of any monthly rental period on written notice from Landlord given not less than fifteen (15) calendar days prior to the termination date which shall be specified in the notice. Tenant hereby waives any notice which would otherwise be provided by law with respect to a month-to-month tenancy.

23. Landlord’s Right to Cure Tenant’s Breach: If Tenant breaches any covenant or condition of this Lease, Landlord may, on reasonable notice to Tenant, except that no notice need be given in case of emergency, cure such breach at the expense of Tenant. The reasonable amount of all expenses, including attorneys’ fees, incurred by Landlord in so doing, whether paid by Landlord or not, shall be deemed additional rent payable on demand.

24. Property Taxes and Insurance:

(a)

Tenant shall purchase and maintain throughout the Term, special form-causes of loss insurance covering the Premises on a replacement cost basis including all improvements made to the Building by Tenant, at commercially reasonable rates. Such insurance must be approved by Landlord and be maintained under valid and enforceable policies issued by insurers of recognized responsibility, licensed to do business in the State of Florida. Tenant further agrees to pay the ad valorem property taxes on the Premises, on or before November 30th so that the maximum discount is available.

(b)

Liability Insurance: Tenant shall purchase and maintain in force during any term of this Lease, at Tenant’s expense, public liability insurance adequate to protect against liability for bodily injury or property damage through public use of or arising out of accidents occurring in, on or about the Premises, in a minimum amount of One Million Dollars ($1,000,000.00) for each person injured, One Million Dollars ($1,000,000.00) for any one accident, and One Million Dollars ($1,000,000.00) for property damage. On the date of this Lease or as soon as is practicable thereafter, Tenant shall have delivered to Landlord a certificate of insurance evidencing this coverage. Thereafter, Tenant shall provide to Landlord evidence of this coverage on a quarterly basis. The certificate of insurance will include insurer’s agreement to notify Landlord in writing at least ten (10) calendar days prior to cancellation or refusal to renew any policy. Landlord shall be included as an additional insured under the insurance policy required in this Subsection (b).

(c)

Tenant shall purchase and maintain in effect during the initial Term of this Lease, at Tenant’s expense, a policy or policies of insurance providing insurance coverage for all property of Tenant located in, on or about the Premises.

25. Prohibition Against Activities Increasing Fire Insurance Rates: Tenant shall not do or cause anything to be done on the Premises that will cause an increase in the rate of fire insurance on the Building.

26. Attornment: In the event Landlord or any successor owner of the Premises shall sell or otherwise convey the Premises, all liabilities and obligations on the part of the Landlord or successor owner under this Lease accruing thereafter shall terminate and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to such new owner.

27. Time of the Essence: Time is of the essence of each and every provision, covenant, and condition contained in this Lease.

28. Binding Effect on Successors and Assigns: The covenants and agreements contained in this Lease shall be binding on the parties to this Lease and on their respective successors, heirs, executors, administrators, and assigns.

29. Liability and Indemnification: Tenant agrees to assume all liability for any injury or damages that may arise from any accident or event that occurs on or about the Premises. During the Initial Term of this Lease and any extensions or renewals thereof and following termination of this Lease, Tenant shall indemnify Landlord and its directors, officers, members, managers, employees and agents and save such persons harmless from and against any and all claims, actions, damages, liability and expense including reasonable attorney’s fees and costs, in connection with loss of life, personal injury or damage to the property which occur on or about the Premises. In the event Landlord shall be made a party to any litigation as a result of the foregoing, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation.

30. Estoppel Certificate: From time to time, each of Landlord and Tenant, on not less than fifteen (15) days’ prior notice, shall execute and deliver to the other an estoppel certificate certified to the requesting party and any mortgagee or prospective mortgagee, purchaser of the Building or any prospective assignee of Tenant’s interest in the Lease providing (i) a description of any renewal or expansion options, if any; (ii) the amount of rent currently and actually paid by Tenant under this Lease; (iii) that the Lease is in full force and effect as modified; (iv) Tenant is (or is not) in possession of the Premises; (v) stating whether either Landlord or Tenant is in default under the Lease and, if so, summarizing such default(s); and (vi) stating whether Landlord or Tenant has any offsets or claims against the other party and, if so, specifying with particularity the nature and amount of such offset or claim.

31. Force Majeure: Whenever a period of time is herein prescribed by action to be taken by either party, such party shall not be liable, or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, lockouts or other labor disputes; inability to obtain labor or materials or reasonable substitutes therefor, catastrophic events, natural disasters, acts of war (declared or undeclared), act of terrorism, acts of God or any other causes of any kind whatsoever which are beyond the control of Landlord and/or Tenant.

32. Attorney’s Fees and Costs: Should suit be brought for the recovery of possession of the Premises, or for Rent or any other sum due Landlord under this Lease, or because of the breach of any of Tenant’s or Landlord’s covenants under this Lease, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs, including such fees and costs on appeal.

33. Brokers: Landlord and Tenant represent and warrant that they neither consulted nor negotiated with any broker or finder regarding the Premises. Landlord and Tenant agree to indemnify, defend, and save the other harmless from and against any claims for fees or commissions from anyone with whom they have dealt in connection with the Premises or this Lease including reasonable attorneys’ fees incurred in defending any claim.

34. Limitation of Liability: Landlord’s obligations and liability with respect to this Lease shall be limited solely to Landlord’s interest in the Premises (together with the sale proceeds, rental revenues, insurance proceeds and condemnation awards), as such interest is constituted from time to time, and neither Landlord nor any officer, director, shareholder, manager, member or partner of Landlord shall have any personal liability whatsoever with respect to this Lease.

35. Effect of Failure to Insist on Strict Compliance with Conditions: The failure of either party to insist on strict performance of any covenant or condition of this Lease shall not be construed as a waiver of such covenant, condition, or option in any other instance.

36. Intentionally Deleted.

37. Counterparts: This Lease may be executed in one or more counterparts, each of which will be an original, and all of which constitutes one and the same Lease.

38. Landlord’s Performance of Tenant’s Obligations: The performance by Landlord of any obligation required of Tenant under this Lease will not be construed to modify this Lease, nor will it create any obligation on the part of Landlord with respect to any performance required of Tenant under this Lease, whether Landlord’s performance was undertaken with the knowledge that Tenant was obligated to perform, or whether Landlord’s performance was undertaken as a result of mistake or inadvertence.

39. Lease Not an Offer: This Lease is not an offer to lease and will not be binding unless signed by both parties resulting in Landlord possessing a fully signed Lease.

40. Authority of Parties: Each party warrants that it is authorized to enter into this Lease, that the person signing on its behalf is duly authorized to execute this Lease, and that no other signatures are necessary.

41. Miscellaneous Provisions: This Lease shall be governed by Florida law and constitutes the entire agreement between Landlord and Tenant regarding the leasing of the Premises. This Lease shall only be amended by a written instrument which is fully executed by the parties to this Lease. Any headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not be determinative as to the meaning or effect of the particular sections and subsections. This Lease shall not be construed more strongly against the party responsible for drafting this Lease. Venue for any litigation involving this Lease shall be in Leon County, Florida.

Executed by the parties as of the date provided above.	LANDLORD:

ONE MORE WISH II, LLC

/s/ Angale T. Parlin	By: Longleaf Holdings of North Florida LLC
Witness One Signature,	Its: Manager
/s/ Angale T. Parlin Witness One Printed Name	/s/ Ashley F. May
/s/ Denee L. Love	By: Ashley F. May
Witness Two Signature	Its: Manager

Denee L. Love
Witness Two Printed Name

TENANT:
TRULIEVE, INC.

/s/ Kim Rivers

/s/ Marsha Follmar
Witness One Signature	By: Kim Rivers
Its: CEO
/s/ Marsha Follmar
Witness One Printed Name

/s/ Denee L. Love
Witness Two Signature

/s/ Denee L. Love
Witness Two Printed Name

Exhibit “A”

Location:	3494 Martin Hurst Rd Tallahassee FL 32312

Parcel ID:	1108510090902

Rent Schedule

3494 Martin Hurst Rd

	Due Date	Amount Due	Sales Tax Subject to Change 7.50%	Total
1	10/1/18	$25,500.00	$1,912.50	$27,412.50
2	11/1/18	$12,750.00	$956.25	$13,706.25
3	12/1/18	$12,750.00	$956.25	$13,706.25
4	1/1/19	$12,750.00	$956.25	$13,706.25
5	2/1/19	$12,750.00	$956.25	$13,706.25
6	3/1/19	$12,750.00	$956.25	$13,706.25
7	4/1/19	$12,750.00	$956.25	$13,706.25
8	5/1/19	$12,750.00	$956.25	$13,706.25
9	6/1/19	$12,750.00	$956.25	$13,706.25
10	7/1/19	$12,750.00	$956.25	$13,706.25
11	8/1/19	$13,005.00	$975.38	$13,980.38
12	9/1/19	$13,005.00	$975.38	$13,980.38
13	10/1/19	$13,005.00	$975.38	$13,980.38
14	11/1/19	$13,005.00	$975.38	$13,980.38
15	12/1/19	$13,005.00	$975.38	$13,980.38
16	1/1/20	$13,005.00	$975.38	$13,980.38
17	2/1/20	$13,005.00	$975.38	$13,980.38
18	3/1/20	$13,005.00	$975.38	$13,980.38
19	4/1/20	$13,005.00	$975.38	$13,980.38
20	5/1/20	$13,005.00	$975.38	$13,980.38
21	6/1/20	$13,005.00	$975.38	$13,980.38
22	7/1/20	$13,005.00	$975.38	$13,980.38
23	8/1/20	$13,005.00	$975.38	$13,980.38
24	9/1/20	$13,005.00	$975.38	$13,980.38
25	10/1/20	$13,265.10	$994.88	$14,259.98
26	11/1/20	$13,265.10	$994.88	$14,259.98
27	12/1/20	$13,265.10	$994.88	$14,259.98
28	1/1/21	$13,265.10	$994.88	$14,259.98
29	2/1/21	$13,265.10	$994.88	$14,259.98
30	3/1/21	$13,265.10	$994.88	$14,259.98
31	4/1/21	$13,265.10	$994.88	$14,259.98
32	5/1/21	$13,265.10	$994.88	$14,259.98
33	6/1/21	$13,265.10	$994.88	$14,259.98
34	7/1/21	$13,265.10	$994.88	$14,259.98
35	8/1/21	$13,265.10	$994.88	$14,259.98
36	9/1/21	$13,265.10	$994.88	$14,259.98
37	10/1/21	$13,530.40	$1,014.78	$14,545.18
38	11/1/21	$13,530.40	$1,014.78	$14,545.18

39	12/1/21	$13,530.40	$1,014.78	$14,545.18
40	1/1/22	$13,530.40	$1,014.78	$14,545.18
41	2/1/22	$13,530.40	$1,014.78	$14,545.18
42	3/1/22	$13,530.40	$1,014.78	$14,545.18
43	4/1/22	$13,530.40	$1,014.78	$14,545.18
44	5/1/22	$13,530.40	$1,014.78	$14,545.18
45	6/1/22	$13,530.40	$1,014.78	$14,545.18
46	7/1/22	$13,530.40	$1,014.78	$14,545.18
47	8/1/22	$13,530.40	$1,014.78	$14,545.18
48	9/1/22	$13,530.40	$1,014.78	$14,545.18
49	10/1/22	$13,801.01	$1,035.08	$14,836.08
50	11/1/22	$13,801.01	$1,035.08	$14,836.09
51	12/1/22	$13,801.01	$1,035.08	$14,836.09
52	1/1/23	$13,801.01	$1,035.08	$14,836.09
53	2/1/23	$13,801.01	$1,035.08	$14,836.09
54	3/1/23	$13,801.01	$1,035.08	$14,836.09
55	4/1/23	$13,801.01	$1,035.08	$14,836.09
56	5/1/23	$13,801.01	$1,035.08	$14,836.09
57	6/1/23	$13,801.01	$1,035.08	$14,836.09
58	7/1/23	$13,801.01	$1,035.08	$14,836.09
59	8/1/23	$13,801.01	$1,035.08	$14,836.09
60	9/1/23	$13,801.01	$1,035.08	$14,836.09
61	10/1/23	$14,077.03	$1,055.78	$15,132.81
62	11/1/23	$14,077.03	$1,055.78	$15,132.81
63	12/1/23	$14,077.03	$1,055.78	$15,132.81
64	1/1/24	$14,077.03	$1,055.78	$15,132.81
65	2/1/24	$14,077.03	$1,055.78	$15,132.81
66	3/1/24	$14,077.03	$1,055.78	$15,132.81
67	4/1/24	$14,077.03	$1,055.78	$15,132.81
68	5/1/24	$14,077.03	$1,055.78	$15,132.81
69	6/1/24	$14,077.03	$1,055.78	$15,132.81
70	7/1/24	$14,077.03	$1,055.78	$15,132.81
71	8/1/24	$14,077.03	$1,055.78	$15,132.81
72	9/1/24	$14,077.03	$1,055.78	$15,132.81
73	10/1/24	$14,358.57	$1,076.89	$15,435.46
74	11/1/24	$14,358.57	$1,076.89	$15,435.46
75	12/1/24	$14,358.57	$1,076.89	$15,435.46
76	1/1/25	$14,358.57	$1,076.89	$15,435.46
77	2/1/25	$14,358.57	$1,076.89	$15,435.46
78	3/1/25	$14,358.57	$1,076.89	$15,435.46
79	4/1/25	$14,358.57	$1,076.89	$15,435.46
80	5/1/25	$14,358.57	$1,076.89	$15,435.46
81	6/1/25	$14,358.57	$1,076.89	$15,435.46
82	7/1/25	$14,358.57	$1,076.89	$15,435.46
83	8/1/25	$14,358.57	$1,076.89	$15,435.46

84	9/1/25	$14,358.57	$1,076.89	$15,435.46
85	10/1/25	$14,645.74	$1,098.43	$15,744.17
86	11/1/25	$14,645.74	$1,098.43	$15,744.17
87	12/1/25	$14,645.74	$1,098.43	$15,744.17
88	1/1/26	$14,645.74	$1,098.43	$15,744.17
89	2/1/26	$14,645.74	$1,098.43	$15,744.17
90	3/1/26	$14,645.74	$1,098.43	$15,744.17
91	4/1/26	$14,645.74	$1,098.43	$15,744.17
92	5/1/26	$14,645.74	$1,098.43	$15,744.17
93	6/1/26	$14,645.74	$1,098.43	$15,744.17
94	7/1/26	$14,645.74	$1,098.43	$15,744.17
95	8/1/26	$14,645.74	$1,098.43	$15,744.17
96	9/1/26	$14,645.74	$1,098.43	$15,744.17
97	10/1/26	$14,938.65	$1,120.40	$16,059.05
98	11/1/26	$14,938.65	$1,120.40	$16,059.05
99	12/1/26	$14,938.65	$1,120.40	$16,059.05
100	1/1/27	$14,938.65	$1,120.40	$16,059.05
101	2/1/27	$14,938.65	$1,120.40	$16,059.05
102	3/1/27	$14,938.65	$1,120.40	$16,059.05
103	4/1/27	$14,938.65	$1,120.40	$16,059.05
104	5/1/27	$14,938.65	$1,120.40	$16,059.05
105	6/1/27	$14,938.65	$1,120.40	$16,059.05
106	7/1/27	$14,938.65	$1,120.40	$16,059.05
107	8/1/27	$14,938.65	$1,120.40	$16,059.05
108	9/1/27	$14,938.65	$1,120.40	$16,059.05
109	10/1/27	$15,237.42	$1,142.81	$16,380.23
110	11/1/27	$15,237.42	$1,142.81	$16,380.23
111	12/1/27	$15,237.42	$1,142.81	$16,380.23
112	1/1/28	$15,237.42	$1,142.81	$16,380.23
113	2/1/28	$15,237.42	$1,142.81	$16,380.23
114	3/1/28	$15,237.42	$1,142.81	$16,380.23
115	4/1/28	$15,237.42	$1,142.81	$.16,380.23
116	5/1/28	$15,237.42	$1,142.81	$16,380.23
117	6/1/28	$15,237.42	$1,142.81	$16,380.23
118	7/1/28	$15,237.42	$1,142.81	$16,380.23
119	8/1/28	$15,237.42	$1,142.81	$16,380.23
120	9/1/28	$15,237.42	$1,142.81	$16,380.23